SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2005

LKQ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300
Chicago, IL  60602
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (312) 621-1950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREMENT

LKQ Corporation and its lenders under LKQ’s Credit Agreement dated February 17, 2004 (the “Credit Agreement”) entered into the Second Amendment to Credit Agreement dated June 1, 2005 (the “Amendment”). The principle terms of the Amendment were: (i) an increase to the aggregate commitment available for borrowing by LKQ from $100 million to $135 million, subject to the terms and conditions of the Credit Agreement; (ii) an extension of the maturity date of the Credit Agreement from February 17, 2007 to June 1, 2010; (iii) revisions to the interest rate applicable to loans under the Credit Agreement; and (iv) revisions to certain financial covenants in the Credit Agreement. A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit	Description of Exhibit
Number
99.1	Second Amendment to Credit Agreement dated as of June 1, 2005 by and among LKQ Corporation,
Bank of America, N.A., LaSalle Bank National Association, JP Morgan Chase Bank, National Association,
and National City Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: June 3, 2005	By:	/s/ VICTOR M. CASINI
Victor M. Casini
Vice President and General Counsel